UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2022

VINEBROOK HOMES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-56274	83-1268857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Crescent Court, Suite 700 Dallas, Texas, 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2022, VineBrook Homes Operating Partnership, L.P. (the “OP”), the operating partnership of VineBrook Homes Trust, Inc. (the “Company”), as parent borrower, subsidiaries of the OP, as subsidiary borrowers, KeyBank National Association, as administrative agent, Citizens Bank, N.A., as documentation agent, BMO Capital Markets Corp., Raymond James Bank, Truist Securities, Inc., Wells Fargo Bank, National Association and Citizens Bank, N.A. as co-syndication agents, and KeyBanc Capital Markets Inc., BMO Capital Markets Corp., Raymond James Bank, Truist Securities, Inc., Wells Fargo Bank, National Association and Citizens Bank, N.A. as joint lead arrangers and joint bookrunners and the lenders party thereto entered into an Increase Agreement, Joinder, and Second Amendment to Credit Agreement (the “Second Amendment”), which amended that certain Amended and Restated Revolving Credit Agreement dated as of November 3, 2021, as amended (as amended, the “A&R Credit Agreement”).

The Second Amendment provides that borrowings under the A&R Credit Agreement will bear interest at either (1) an alternate base rate equal to (a) the greater of (x) the prime rate in effect on such day and (y) the Federal Funds effective rate on such day plus 0.5%, plus (b) an applicable rate ranging from 0.6% to 1.45% depending on the Company’s consolidated total leverage ratio and whether the obligations are collateralized, (2) daily SOFR plus 0.1%, plus an applicable rate ranging from 1.6% to 2.45% depending on the Company’s consolidated total leverage ratio and whether the obligations are collateralized, or (3) the forward-looking term rate based on SOFR for the applicable interest period plus 0.1%, plus an applicable rate ranging from 1.6% to 2.45% depending on the Company’s consolidated total leverage ratio and whether the obligations are collateralized. The Second Amendment also provides for the transition of the benchmark interest rate if certain events occur. The Second Amendment also increases the OP’s right to increase the total commitments available for borrowing under the A&R Credit Agreement, which may take the form of an increase in revolving commitments or one or more tranches of term loan commitments, by approximately $400 million to $1.2 billion. As of the date hereof, the total commitments available for borrowings under the A&R Credit Agreement are $835 million.

The above description of the terms of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein. For additional information regarding the A&R Credit Agreement, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2021, which description is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number                   Exhibit Description

10.1
Increase Agreement, Joinder, and Second Amendment to Credit Agreement, dated as of April 8, 2022, among VineBrook Homes Operating Partnership, L.P., as parent borrower, certain of its subsidiaries, as subsidiary borrowers, the lenders party thereto, KeyBank National Association, as administrative agent,  Citizens Bank, N.A., as documentation agent, BMO Capital Markets Corp., Raymond James Bank, Truist Securities, Inc., Wells Fargo Bank, National Association and Citizens Bank, N.A. as co-syndication agents, and KeyBanc Capital Markets Inc., BMO Capital Markets Corp., Raymond James Bank, Truist Securities, Inc., Wells Fargo Bank, National Association and Citizens Bank, N.A. as joint lead arrangers and joint bookrunners

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINEBROOK HOMES TRUST, INC.

/s/ Brian Mitts
Name:	Brian Mitts
Title:	Interim President, Chief Financial Officer, Assistant Secretary and Treasurer

Date: April 13, 2022